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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genworth Life and Annuity Insurance Company
  and
Contract Owners
Genworth Life & Annuity VL Separate Account 1

We consent to the use of our reports dated March 12, 2007 with respect to the Genworth Life and Annuity Insurance Company and subsidiaries' consolidated "historical" and "as-if-pooled" financial statements and all related financial statement schedules, and the use of our report dated April 13, 2007 with respect to Genworth Life & Annuity VL Separate Account 1, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

The audit report on the consolidated "as-if- pooled" financial statements of the Company referred to above contains an emphasis paragraph that states that the consolidated financial statements give retroactive effect to the mergers of Genworth Life and Annuity Insurance Company, Federal Home Life Insurance Company and First Colony Life Insurance Company on January 1, 2007 (the Mergers), which have been accounted for as a pooling of interests as described in note 1 to the consolidated "as-if- pooled" financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. However, they will become the historical consolidated financial statements of Genworth Life and Annuity Insurance Company and subsidiaries after financial statements covering the date of consummation of the business combination are issued. The financial statement schedules incorporated by reference herein also give retroactive effect to the Mergers.

Our reports on the consolidated "historical" and "as-if- pooled" financial statements and schedules dated March 12, 2007 refer to a change in the method of accounting for certain nontraditional long-duration contracts and separate accounts in 2004.

/s/ KPMG LLP

Richmond, Virginia
April 23, 2007